AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 1, 1999

                                                               File No. 811-7824



                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549




                                    FORM N-1A

                             REGISTRATION STATEMENT

                                      UNDER

                       THE INVESTMENT COMPANY ACT OF 1940

                                 AMENDMENT NO. 7
                                               -

                              INCOME MANAGERS TRUST
             (Exact Name of the Registrant as Specified in Charter)

                                605 Third Avenue
                          New York, New York 10158-0180
                    (Address of Principal Executive Offices)

       Registrant's Telephone Number, Including Area Code: (212) 476-8800

                         Theodore P. Giuliano, President
                              Income Managers Trust
                           605 Third Avenue, 2nd Floor
                          New York, New York 10158-0180

                            Arthur C. Delibert, Esq.
                           Kirkpatrick & Lockhart LLP
                         1800 Massachusetts Avenue, N.W.
                                    2nd Floor
                            Washington, DC 20036-1800
                   (Names and Addresses of Agents for Service)

                                EXPLANATORY NOTE


         This Registration Statement is being filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended ("1940 Act"). However, beneficial interests in the series of the Registrant are not being registered under the Securities Act of 1933, as amended, ("1933 Act") because such interests are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant's series may be made only by regulated investment companies, segregated asset accounts, foreign investment companies, common trust funds, group trusts, or other investment arrangements, whether organized within or without the United States (excluding individuals, S corporations, partnerships, and grantor trusts beneficially owned by any individuals, S corporations, or partnerships). This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in any series of the Registrant.

                                     PART A


         Responses to Items 1, 2, 3, 5 and 9 have been omitted pursuant to paragraph B(2)(b) of the General Instructions to Form N-1A.

         Responses to certain Items required to be included in Part A of this Registration Statement are incorporated herein by reference from Post-Effective Amendment No. 27 to the Registration Statement of Neuberger Berman Income Funds ("Income Funds") (1940 Act File No. 2-85229, EDGAR Accession No. 0000898432-99-000276), as filed with the Securities and Exchange Commission on February 26, 1999 ("Spoke Registration Statement"). Part A of the Spoke Registration Statement ("Spoke's Part A") includes the joint prospectus of Neuberger Berman GOVERNMENT MONEY Fund, Neuberger Berman CASH RESERVES, Neuberger Berman LIMITED MATURITY BOND Fund, Neuberger Berman MUNICIPAL MONEY Fund, Neuberger Berman HIGH YIELD BOND Fund, and Neuberger Berman MUNICIPAL SECURITIES Trust, each of which invests in a master fund that is a series of Income Managers Trust.

ITEM 4.  INVESTMENT  OBJECTIVES,  PRINCIPAL  INVESTMENT  STRATEGIES  AND RELATED
         RISKS.
         -----------------------------------------------------------------------

         Neuberger Berman GOVERNMENT MONEY Portfolio, Neuberger Berman CASH RESERVES Portfolio, Neuberger Berman LIMITED MATURITY BOND Portfolio, Neuberger Berman MUNICIPAL MONEY Portfolio, Neuberger Berman HIGH YIELD BOND Portfolio, and Neuberger Berman MUNICIPAL SECURITIES Portfolio (each a "Portfolio") are each a series of Income Managers Trust ("Trust"), a diversified, no-load, open-end management investment company. Information on each Portfolio's investment objective, how each Portfolio intends to achieve its investment objectives, the kinds of securities in which each Portfolio principally invests, other investment practices of each Portfolio, and risk factors associated with investments in each Portfolio is incorporated herein by reference from the section(s) entitled "Goal & Strategy," "Main Risks" and the sidebar "Other Risks" in the Spoke's Part A at pages 3-4 (Neuberger Berman GOVERNMENT MONEY Portfolio), pages 9-10 (Neuberger Berman CASH RESERVES Portfolio), pages 15-16 (Neuberger Berman LIMITED MATURITY BOND Portfolio), pages 27-28 (Neuberger Berman MUNICIPAL MONEY Portfolio), pages 21-22 (Neuberger Berman HIGH YIELD BOND Portfolio), and pages 33-34 (Neuberger Berman MUNICIPAL SECURITIES Portfolio) and the "Euro and Year 2000 Issues" sidebar in the Spoke's Part A at page 45. Additional investment techniques, features, and limitations concerning each Portfolio's investment program are described in Part B of this Registration Statement.

ITEM 6.  MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE.
-------------------------------------------------------

         Neuberger Berman Management Inc. ("NB Management") serves as the investment manager and Neuberger Berman, LLC serves as the sub-adviser of each Portfolio.

         The following list identifies the specific sections and subsections of the Spoke's Part A under which the information required by Item 6 of Form N-1A may be found; each listed section is incorporated herein by reference.

================================================================================
Item 6(a)(1)        Page 1,  "Fund Management"  sidebar;  "Investor Expenses:
                    Management" sidebar (pages 6, 12, 18, 24, 30, and 35); Back Cover Page: Obtaining Information
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Item 6(a)(2) Investor Expenses: Management sidebar (pages 6, 12, 18, 24, 30, and 36
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Item 6(a)(3)        Not applicable.
================================================================================

         Each investor in a Portfolio will be liable for all obligations of that Portfolio. However, the risk of an investor in a Portfolio incurring financial loss beyond the amount of its investment on account of such liability would be limited to circumstances in which the Portfolio had inadequate insurance and was unable to meet its obligations (including indemnification obligations) out of its assets. Upon liquidation of a Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

         Investments in a Portfolio may not be transferred (except for purposes of effecting a merger, consolidation, or sale, lease, or exchange of all or substantially all of the assets of the Trust or a Portfolio or, with approval of the Trustees, of an investor therein). However, an investor may add to or withdraw all or any portion of its investment at any time at the net asset value ("NAV") of such investment. Each Portfolio's NAV is determined each day the New York Stock Exchange ("NYSE") is open for trading ("Business Day"). This determination is made once during each Business Day for each Portfolio, as follows: (1) as of 12:00 noon, Eastern time, in the case of Neuberger Berman GOVERNMENT MONEY Portfolio, Neuberger Berman CASH RESERVES Portfolio, and Neuberger Berman MUNICIPAL MONEY Portfolio; and (2) as of the close of regular trading on the NYSE, usually 4:00 p.m., Eastern time, in the case of each other Portfolio (each a "Valuation Time").

ITEM 7.  SHAREHOLDER INFORMATION.
--------------------------------

         Information on the time and method of valuation of each Portfolio's assets is incorporated herein by reference from the section entitled "Your
Investment: Share Prices" and the sidebar `Share Price Calculations' in the Spoke's Part A at page 38.

         Beneficial interests in the Portfolios are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolios may be made only by regulated investment companies, segregated asset accounts, foreign investment companies, common trust funds, group trusts, or other investment arrangements, whether organized within or without the United States (excluding individuals, S corporations, partnerships, and grantor trusts beneficially owned by any individuals, S corporations, or partnerships). This Registration Statement, as amended, does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

         There is no minimum initial or subsequent investment in a Portfolio. However, because each Portfolio intends at all times to be as fully invested as is reasonably practicable, investments in a Portfolio must be made in federal funds (I.E., monies credited to the account of the Trust's custodian bank by a Federal Reserve Bank). The Trust reserves the right to cease accepting investments in a Portfolio at any time or to reject any investment order.

         At the Valuation Time on each Business Day, the value of each investor's beneficial interest in a Portfolio will be determined by multiplying the Portfolio's NAV by the percentage, effective for that day, that represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions to or withdrawals of those interests which are to be effected on that day will then be effected. Each investor's share of the aggregate beneficial interests in a Portfolio then will be recomputed using the percentage equal to the fraction (1) the numerator of which is the value of the investor's investment in the Portfolio as of the Valuation Time on that day plus or minus, as the case may be, the amount of any additions to or withdrawals from such investment effected on that day and (2) the denominator of which is the Portfolio's aggregate NAV as of the Valuation Time on that day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors. The percentages so determined then will be applied to determine the value of each investor's respective interest in a Portfolio as of the Valuation Time on the following Business Day.

         A Portfolio's net income consists of (1) all dividends, accrued interest (including earned discount, both original issue and market discount), and other income, including any net realized gains or losses on the Portfolio's assets, less (2) all actual and accrued expenses of the Portfolio, and amortization of any premium, all as determined in accordance with generally accepted accounting principles. Each Portfolio's net income is allocated pro rata among the investors in the Portfolio. A Portfolio's net income generally is not distributed to the investors in that Portfolio, except as determined by the Trustees from time to time, but instead is included in the value of the investors' respective beneficial interests in that Portfolio.

         Under the current method of each Portfolio's operations, each Portfolio is not subject to any U.S. federal income tax. However, each domestic investor in a Portfolio is taxable on its share (as determined in accordance with the Trust's governing instruments and the Internal Revenue Code of 1986, as amended ("Code"), and the regulations promulgated thereunder) of the Portfolio's ordinary income and capital gain. NB Management intends to continue to manage each Portfolio's assets and income in such a way that an investor in each Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invests all of its assets in a Portfolio. See Part B for a discussion of the foregoing tax matters and certain other matters.

         An investor in a Portfolio may withdraw all or any portion of its investment at the NAV next determined after a withdrawal request in proper form is received by the Portfolio. The proceeds of a withdrawal will be paid by the Portfolio in federal funds normally on the Business Day the withdrawal is effected, but in any event within three business days, except as extensions may be permitted by law.

         The Portfolios reserve the right to pay withdrawals in kind. Unless requested by an investor or deemed by NB Management to be in the best interests of investors in a Portfolio as a group, a Portfolio will not pay a withdrawal in kind to an investor, except in situations where that investor may pay redemptions in kind.

         Investments in the Portfolios may not be transferred, except as set forth under "Management, Organization and Capital Structure" above.

         The right of any investor to receive payment with respect to any withdrawal may be suspended, or the payment of the withdrawal proceeds postponed, during any period in which the NYSE is closed or trading on the NYSE is restricted or to the extent otherwise permitted by the 1940 Act.

ITEM 8.  DISTRIBUTION ARRANGEMENTS.
----------------------------------

         All investments in the Portfolios are made without a sales load, at the NAV next determined after an order is received by the Portfolio. The Portfolios have no Rule 12b-1 plan.

         Information regarding the main features of the "Master/Feeder" fund structure is incorporated herein by reference from the section entitled "Maintaining Your Account - Fund Structure" in the Spoke's Part A at page 44.

                                     PART B

         Part B of this Registration Statement should be read only in conjunction with Part A. Capitalized terms used in Part B and not otherwise defined herein have the meanings given them in Part A of this Registration Statement.

         Responses to certain Items required to be included in Part B of this Registration Statement are incorporated herein by reference from the Spoke Registration Statement. Part B of the Spoke Registration Statement includes the joint Statement of Additional Information ("SAI") of Neuberger Berman GOVERNMENT MONEY Fund, Neuberger Berman CASH RESERVES, LIMITED MATURITY BOND Fund, Neuberger Berman HIGH YIELD BOND Fund and the joint Statement of Additional Information of Neuberger Berman MUNICIPAL MONEY Fund and Neuberger Berman MUNICIPAL SECURITIES Trust, (collectively, "Spoke's Part B").


ITEM 10.  COVER PAGE AND TABLE OF CONTENTS.
------------------------------------------

         Information regarding the Income Managers Trust ("Trust"), as included in the SAI, is incorporated herein by reference to the Front Cover Page in the Spoke's Part B at pages 1-2.

TABLE OF CONTENTS                                                           PAGE

FUND HISTORY...................................................................1
DESCRIPTION OF THE FUND AND ITS INVESTMENTS AND RISKS..........................2
MANAGEMENT OF THE TRUST........................................................2
CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES............................3
INVESTMENT MANAGEMENT AND OTHER SERVICES.......................................4
BROKERAGE ALLOCATION AND OTHER PRACTICES.......................................5
CAPITAL STOCK AND OTHER SECURITIES.............................................5
PURCHASE, REDEMPTION AND PRICING OF SECURITIES.................................6
TAX STATUS.....................................................................7
UNDERWRITERS...................................................................7
CALCULATION OF PERFORMANCE DATA................................................7
FINANCIAL STATEMENTS...........................................................7


ITEM 12.  FUND HISTORY.
----------------------

         Income Managers Trust ("Trust") added the words "Neuberger Berman" to the names of each of its series on December 22, 1993. Neuberger Berman GOVERNMENT MONEY Portfolio, Neuberger Berman CASH RESERVES Portfolio, Neuberger Berman LIMITED MATURITY BOND Portfolio, Neuberger Berman HIGH YIELD BOND Portfolio, Neuberger Berman MUNICIPAL MONEY Portfolio, and Neuberger Berman MUNICIPAL SECURITIES Portfolio (each a "Portfolio") are each a series of the Trust, which is a diversified, no-load, open-end management investment company that was organized as a trust under the laws of the State of New York pursuant to a Declaration of Trust dated December 1, 1992.

         The Trust added the words "Neuberger & Berman" to the name of each Portfolio on November 17, 1995. Prior to November 9, 1998, the term "Neuberger Berman" in each Portfolio's name was "Neuberger & Berman".

ITEM 12.  DESCRIPTION OF THE FUND AND ITS INVESTMENTS AND RISKS.
---------------------------------------------------------------

         The Trust is a diversified, no-load, open-end management investment company. Part A contains some basic information about the principal investment strategies and risks of the Portfolios. This section supplements the discussion in Part A of the investment strategies and risks of the Portfolios.

         Further information on each Portfolio's investment strategies and risks and fundamental and non-fundamental policies and/or investment limitations, temporary defensive positions and Portfolio turnover, as well as other information on each Portfolio's investment program, is incorporated herein by reference from the section entitled "Investment Information" in the Spoke's Part B (in particular, the introduction thereto and the subsections entitled "Investment Policies and Limitations" at pages 1-4; "Temporary Defensive Position" at page 5; "Investment Insight" at page 7 (Neuberger Berman GOVERNMENT MONEY Portfolio), pages 7-8 (Neuberger Berman CASH RESERVES Portfolio), page 8 (Neuberger Berman LIMITED MATURITY BOND Portfolio), page 9 (Neuberger Berman HIGH YIELD BOND Portfolio and Neuberger Berman MUNICIPAL MONEY Portfolio),
page), and page 5 (Neuberger Berman MUNICIPAL SECURITIES Portfolio); and "Additional Investment Information" at pages 9-34. "Certain Risk Considerations" at page 37 and "Portfolio Transactions - Portfolio Turnover" at page 65 in the Spoke's Part B are also incorporated herein by reference.


ITEM 13.  MANAGEMENT OF THE TRUST.
---------------------------------

         TRUSTEES AND OFFICERS
         ---------------------

         Information about the Trustees and officers of the Trust, and their roles in management of the Trust and other Neuberger Berman Funds(REGISTERED), is incorporated herein by reference from the section entitled "Trustees and Officers" in the Spoke's Part B at pages 43-46.

         The following table sets forth information concerning the compensation of the Trustees of the Trust. None of the Neuberger Berman Funds has any retirement plan for its trustees or officers.



                              TABLE OF COMPENSATION
                         FOR FISCAL YEAR ENDED 10/31/98



                                     AGGREGATE              TOTAL COMPENSATION FROM INVESTMENT
                                   COMPENSATION             COMPANIES IN THE NEUBERGER BERMAN
NAME AND POSITION WITH THE TRUST   FROM THE TRUST           FUND COMPLEX PAID TO TRUSTEES
--------------------------------   ---------------          -----------------------------
John Cannon                           $23,375               $45,500
Trustee                                                     (2 other investment companies)

Barry Hirsch                          $20,125               $40,250
Trustee                                                     (2 other investment companies)

Robert A. Kavesh                      $23,125               $45,000
Trustee                                                     (2 other investment companies)

William E. Rulon                      $20,125               $40,250
Trustee                                                     (2 other investment companies)

Candace L. Straight                   $21,125               41,000
Trustee                                                     (2 other investment companies)


ITEM 14.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.
-------------------------------------------------------------

         As of February 24, 1999, each Portfolio could be deemed to be under the control of a corresponding series of Neuberger Berman Income Funds ("Income Funds"). Specifically, as of that date, (1) Neuberger Berman Limited Maturity Bond Fund owned 81.26% of the value of the outstanding interests in Neuberger Berman LIMITED MATURITY BOND Portfolio, (2) Neuberger Berman Cash Reserves owned 100% of the value of the outstanding interests in Neuberger Berman CASH RESERVES Portfolio, (3) Neuberger Berman High Yield Bond Fund owned 100% of the value of the outstanding interests in Neuberger Berman HIGH YIELD BOND Portfolio, (4) Neuberger Berman Government Money Fund owned 100% of the value of the outstanding interests in Neuberger Berman GOVERNMENT MONEY Portfolio, (5) Neuberger Berman Municipal Money Fund owned 100% of the value of the outstanding interests in Neuberger Berman MUNICIPAL MONEY Portfolio, and (6) Neuberger Berman Municipal Securities Trust owned 100% of the value of the outstanding interests in Neuberger Berman MUNICIPAL SECURITIES Portfolio.

         As of February 24, 1999, Neuberger Berman Limited Maturity Bond Trust, a series of Neuberger Berman Income Trust ("Income Trust"), owned 18.74% of the outstanding interests in Neuberger Berman LIMITED MATURITY Bond Portfolio.

         So long as a Fund owns more than 50% of the value of the outstanding interests in its corresponding Portfolio, such Fund could theoretically require that Portfolio to take certain actions without the approval of any other registered investment company that invests in the Portfolio. However, the power of a Fund to control such action generally will depend on the vote of the Fund's shareholders.

         Income Funds and Income Trust have informed the Trust that, in most cases where a Fund is requested to vote on matters pertaining to its corresponding Portfolio, the affected Fund will solicit proxies from its shareholders and will vote its interest in the Portfolio in proportion to the votes cast by the Fund's shareholders. It is anticipated that any other registered investment company investing in a Portfolio will follow the same or a similar practice. Income Funds and Income Trust are business trusts organized under the laws of Delaware.

         The address of each of the above-described control persons is 605 Third Avenue, 2nd Floor, New York, New York 10158-0180.

ITEM 15.  INVESTMENT MANAGEMENT AND OTHER SERVICES.
--------------------------------------------------

         Information on the investment management and other services provided for or on behalf of each Portfolio is incorporated herein by reference from the sections entitled "Investment Management and Administration Services" at pages 48-54, "Trustees and Officers" at pages 43-46, "Custodian and Transfer Agent" at page 68, "Independent Auditors" at page 68, and "Legal Counsel" at page 68 in the Spoke's Part B. The following list identifies the specific sections and subsections in the Spoke's Part B under which the information required by Item 15 of Form N-1A may be found; each listed section is incorporated herein by reference.

FORM N-1A                          INCORPORATED BY REFERENCE FROM THE
ITEM NO.                           FOLLOWING SECTION OF SPOKE'S PART B
----------                         -----------------------------------

Item 15(a)                    Investment   Management   and       Administration
                              Services; Investment Manager and Administrator; Sub-Adviser; Management and Control of NB Management; Trustees and Officers

Item 15(b)                    Not applicable

Item 15(c)                    Not applicable

Item 15(d)                    Not applicable

Item 15(e)                    Not applicable

Item 15(f)                    Not applicable

Item 15(g)                    Not applicable

Item 15(h)                    Investment    Management    and     Administration
                              Services;    Custodian    and   Transfer    Agent;
                              Independent Auditors

         For the fiscal years ended October 31, 1996, 1997 and 1998, the total dollar amounts that LIMITED MATURITY BOND Portfolio paid to its investment adviser under its investment advisory contract were $750,979.80, $696,652.54, and $833,327.10 respectively.

         The Trust's placement agent is NB Management. Its principal business address is 605 Third Avenue, New York, NY 10158-0180. NB Management receives no compensation for serving as the Trust's placement agent.

ITEM 16.  BROKERAGE ALLOCATION AND OTHER PRACTICES.
--------------------------------------------------

         A description of each Portfolio's brokerage allocation and other practices, and information regarding shares held by a portfolio in its regular brokers and dealers is incorporated herein by reference from the section entitled "Portfolio Transactions" at pages 64-65 in the Spoke's Part B.

ITEM 17.  CAPITAL STOCK AND OTHER SECURITIES.
--------------------------------------------

         The Trust issues shares of beneficial interest. Investments in the Portfolios have no preemptive or conversion rights and are fully paid and non-assessable. Each investor in a Portfolio is entitled to participate equally in the Portfolio's earnings and assets and to vote in proportion to the amount of its investment in the Portfolio. The Trust is not required and does not currently intend to hold annual meetings of investors, but the Trustees will hold special meetings of investors when, in their judgment, it is necessary or desirable to submit matters to an investor vote. Changes in fundamental policies or limitations will be submitted to investors for approval. Investors have the right to remove one or more Trustees without a meeting by a declaration in writing signed by a specified number of investors.

         Each investor in a Portfolio is entitled to vote in proportion to the amount of its investment therein. Investors in a Portfolio and other series of the Trust will have the opportunity to vote on certain matters affecting the entire Trust (E.G., election of the Trustees and ratification of the selection of auditors, to the extent required by the 1940 Act and the rules thereunder). One or more series of the Trust could control the outcome of these votes. Investors do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in the Trust or in a Portfolio, as the case may be, may control the outcome of votes. The Trust is not required and does not currently intend to hold annual meetings of investors, but the Trust will hold special meetings of investors when (1) a majority of the Trustees determines to do so or (2) investors holding at least 10% of the interests in the Trust (or a Portfolio) request in writing a meeting of investors in the Trust (or a Portfolio).

         The Trust, with respect to a Portfolio, may enter into a merger or consolidation or sell all or substantially all of its assets, if approved by the lesser of (1) 67% of the total units of beneficial interest of the Portfolio present or represented at a meeting at which more than 50% of the outstanding units of beneficial interest of the Portfolio are present or represented by proxy or (2) a majority of the outstanding units of beneficial interest of the Portfolio. A Portfolio may be terminated (1) upon liquidation and distribution of its assets, if approved by the vote of at least two-thirds of its investors at a meeting, or by a written instrument signed by a majority of the Trustees and consented to by at least two-thirds of the Portfolio's investors, or (2) by the Trustees on written notice to the Portfolio's investors.

         The Trust is organized as a trust under the laws of the State of New York. Investors in a Portfolio will be held personally liable for the Portfolio's obligations and liabilities, subject, however, to indemnification by the Trust in the event that there is imposed upon an investor a greater portion of the liabilities and obligations of the Portfolio than its proportionate beneficial interest in the Portfolio. The Declaration of Trust provides that, subject to the provisions of the 1940 Act, the Trust may maintain insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the Portfolios, investors, Trustees, officers, employees, and agents in such amount as the Trustees deem adequate to cover possible tort and other liabilities. Thus, the risk of an investor incurring financial loss beyond the amount of its investment on account of such liability is limited to circumstances in which a Portfolio had inadequate insurance and was unable to meet its obligations out of its assets.

         The Declaration of Trust further provides that obligations of a Portfolio are not binding upon the Trustees individually but only upon the property of the Portfolio and that the Trustees will not be liable for any action or failure to act. The Declaration of Trust, however, does not protect a Trustee against any liability to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of his or her duties.

         Upon liquidation or dissolution of a Portfolio, the investors therein would be entitled to share pro rata in its net assets available for distribution to investors. See Part A, Item 6 for information about restrictions on transferability of shares.


ITEM 18.  PURCHASE, REDEMPTION AND PRICING OF SECURITIES.
--------------------------------------------------------

         Beneficial interests in the Portfolios are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. See Item 7 in Part A.

         Information on the use of the amortized cost valuation method in reliance on Rule 2a-7 under the 1940 Act by Neuberger Berman GOVERNMENT MONEY Portfolio, Neuberger Berman CASH RESERVES Portfolio and Neuberger Berman MUNICIPAL MONEY Portfolio is incorporated herein by reference from the section entitled "Valuation of Portfolio Securities" at page 64 in the Spoke's Part B.

         Futures Contracts are marked to market daily, and options thereon are valued at their latest sale price on the applicable exchange prior to pricing. If, for any such option, there is no sale on that day prior to pricing, it is valued at its bid price at that time; except that, if NB Management believes that bid price does not accurately reflect the option's value at the time of pricing, it is valued at fair value, as determined in accordance with procedures approved by the Trustees. All other securities and assets, including illiquid securities, are valued in good faith in a manner designed to reflect their fair value, in accordance with procedures approved by the Trustees.

ITEM 19.  TAX STATUS.
--------------------

         Information on the taxation of the Portfolios is incorporated herein by reference from the section entitled "Additional Tax Information - Taxation of the Portfolio(s)" at pages 60-64 in the Spoke's Part B, substituting for "Fund" whenever used therein either "investor in a Portfolio" or "RIC investor" (i.e., an investor in a Portfolio that intends to qualify as a regulated investment company ("RIC") for federal income tax purposes), as the context requires.

ITEM 20. UNDERWRITERS.
---------------------

         NB Management, 605 Third Avenue, New York, NY 10158-0180, a New York corporation that is the Portfolios' investment manager, serves as the Trust's placement agent on a "best efforts" basis. NB Management receives no compensation for such placement agent services. Beneficial interests in the Portfolios are issued continuously.

ITEM 21.  CALCULATION OF PERFORMANCE DATA.
-----------------------------------------

         Not applicable.

ITEM 22.  FINANCIAL STATEMENTS.
------------------------------

         Audited financial statements for each Portfolio for the fiscal year ended October 31, 1998, and the reports of Ernst & Young LLP, independent auditors, with respect to such financial statements are incorporated by reference from the Annual Reports to Shareholders of Neuberger Berman Income Funds for the period ended October 31, 1998, File Nos. 2-85229 and 811-3802, EDGAR Accession No. 0000898432-98-000850.

                                                                      Appendix A

                              RATINGS OF SECURITIES

         A description of corporate bond and commercial paper ratings in incorporated herein by reference to "Appendix A - Ratings of Securities" in the Spoke's Part B.

                              INCOME MANAGERS TRUST

                                     PART C

                                OTHER INFORMATION

      Responses to Item 23(e) and (i) - (k) have been omitted pursuant to paragraph B(2)(b) of the General Instructions to Form N-1A.

ITEM 23.  EXHIBITS.
------------------

            EXHIBIT
            NUMBER        DESCRIPTION
            ------        -----------

            (1)         (a)   Declaration of Trust of Income  Managers  Trust.
                              Incorporated  by Reference to Amendment No. 4 to
                              Registrant's Registration Statement, File No.
                              811-7824,        Edgar       Accession       No.
                              0000898432-96-000134.

                        (b) Schedule A - Current Series of Income Managers Trust. Incorporated by Reference to Amendment No. 6 to Registrant's Registration Statement, File No. 811-7824, Edgar Accession No. 0000898432-98-000254.

            (2) By-Laws of Income Managers Trust. Incorporated by Reference to Amendment No. 4 to Registrant's Registration Statement, File No. 811-7824, Edgar Accession No. 0000898432-96-000134.

            (3)         Voting Trust Agreement.  None.

            (4)         (a)   Declaration of Trust of Income  Managers  Trust,
                              Articles  V-IX.  Incorporated  by  Reference  to
                              Amendment  No.  4 to  Registrant's  Registration
                              Statement,  File No.  811-7824,  Edgar Accession
                              No. 0000898432-96-000134.

                        (b) By-laws of Income Managers Trust Articles V, VI and VIII. Incorporated by Reference to Amendment No. 4 to Registrant's Registration Statement, File No. 811-7824, Edgar Accession No. 0000898432-96-000134.

            (5)         (a)   (i)   Management    Agreement   Between   Income
                                    Managers   Trust  and   Neuberger   Berman
                                    Management     Inc.     Incorporated    by
                                    Reference to Post-Effective  Amendment No.
                                    21 to Registration  Statement of Neuberger
                                    Berman  Income  Funds,  File Nos.  2-85229
                                    and   811-3802,    Edgar   Accession   No.
                                    0000898432-96-000117.

                              (ii) Schedule A - Series of Income Managers Trust Currently Subject to the Management Agreement. Incorporated by Reference to
                                     Post-Effective    Amendment   No.   25   to
                                     Registration  Statement of Neuberger Berman
                                     Income   Funds,   File  Nos.   2-85229  and
                                     811-3802,      Edgar      Accession     No.
                                     0000898432-98-000246.

                              (iii) Schedule B - Schedule of Compensation Under the Management. Incorporated by Reference to Post-Effective Amendment No. 25 to Registration Statement of Neuberger Berman Income Funds, File Nos. 2-85229 and 811-3802, Edgar Accession No. 0000898432-98-000246.

                        (b)   (i)    Sub-Advisory  Agreement  Between  Neuberger
                                     Berman   Management   Inc.  and   Neuberger
                                     Berman,   L.P.   with   Respect  to  Income
                                     Managers  Trust.  Incorporated by Reference
                                     to  Post-Effective   Amendment  No.  21  to
                                     Registration  Statement of Neuberger Berman
                                     Income   Funds,   File  Nos.   2-85229  and
                                     811-3802,      Edgar      Accession     No.
                                     0000898432-96-000117.

                              (ii) Schedule A - Series of Income Managers Trust Currently Subject to the Sub-Advisory Agreement. Incorporated by Reference to
                                     Post-Effective    Amendment   No.   25   to
                                     Registration  Statement of Neuberger Berman
                                     Income   Funds,   File  Nos.   2-85229  and
                                     811-3802,      Edgar      Accession     No.
                                     0000898432-98-000246.

                              (iii) Substitution Agreement among Neuberger Berman Management Inc., Income Managers Trust, Neuberger Berman, L.P. and Neuberger Berman, LLC. Incorporated by reference to Post-Effective Amendment No. 5 to Registrant's Registration Statement, File No. 811-7824, Edgar Accession No. 0000898432-97-000183.

            (6)         Distribution Agreement.  None.

            (7)         Bonus, Profit Sharing or Pension Plans.  None.

            (8)         (a)   Custodian   Contract   Between  Income  Managers
                              Trust and State  Street Bank and Trust  Company.
                              Incorporated  by Reference to Amendment No. 4 to
                              Registrant's  Registration  Statement,  File No.
                              811-7824,        Edgar       Accession       No.
                              0000898432-96-000134.

                        (b) Agreement between Income Managers Trust and State Street Bank and Trust Company Adding Neuberger Berman High Yield Bond Portfolio as a Portfolio Governed by the Custodian Contract. Incorporated by Reference to Amendment No. 6 to Registrant's Registration Statement, File No. 811-7824, Edgar Accession No. 0000898432-98-000254.

                        (c) Schedule of Compensation under the Custodian Contract. Incorporated by Reference to Post-Effective amendment No. 5 to Registrant's Registration Statement, File Nos. 811-7824, Edgar Accession No. 0000898432-97-000183.

            (9)         (a)   Transfer   Agency  and  Service  Agreement Between
                              Income  Managers  Trust and State  Street Bank and
                              Trust  Company.   Incorporated   by  reference  to
                              Post-Effective  Amendment  No.  5 to  Registration
                              Statement,  File No. 811-7824, EDGAR Accession No.
                              0000898432-97-000183.

                        (b)   Agreement  Between Income Managers Trust and State

                              Street Bank and Trust Company Adding Neuberger Berman High Yield Bond Portfolio as a Portfolio Governed by the Transfer Agency and Service Agreement. Incorporated by Reference to Amendment No. 6 to Registrant's Registration Statement, File No. 811-7824, Edgar Accession No. 0000898432-98-000254.

            (10) Opinion and Consent of Kirkpatrick & Lockhart LLP on Securities Matters. None.

            (11)        Opinions, Appraisals, Rulings and Consents:  None.

            (12)        Financial Statements Omitted from Prospectus.  None.

            (13)        Letter of Investment Intent.  None.

            (14)        Prototype Retirement Plan.  None.

            (15)        Plan pursuant to Rule 12b-1.  None.

            (16)        Schedule of  Computation  of  Performance  Quotations.
                        None.

            (17)        Financial Data Schedules.  Filed herewith.

            (18)        Plan pursuant to Rule 18f-3.  None.

ITEM 24.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT.
------------------------------------------------------------------------

      No person is controlled by or under common control with the Registrant.


ITEM 25.  INDEMNIFICATION.
-------------------------

      A New York trust may provide in its governing instrument for indemnification of its officers and trustees from and against all claims and demands whatsoever. Article V, Section 5.4 of the Declaration of Trust provides that the Registrant shall indemnify, to the fullest extent permitted by law (including the Investment Company Act of 1940, as amended (the "1940 Act")), each trustee, officer, employee, agent or independent contractor (except in the case of an agent or independent contractor to the extent expressly provided by written contract) of the Registrant (including any individual, corporation, partnership, trust, association, joint venture or other entities, whether or not legal entities, and governments and agencies and political subdivision thereof ("Person"), who serves at the Registrant's request as a director, officer or trustee of another organization in which the Registrant has any interest as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by such Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which such Person may be involved or with which such Person may be threatened, while in office or thereafter, by reason of such Person being or having been such a trustee, officer, employee, agent or independent contractor, except with respect to any matter as to which such Person shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of such Person's duties, such liabilities and expenses being liabilities only of the series out of which such claim for indemnification arises; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for such payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Person's office: (i) by the court or other body approving the settlement or other disposition; or (ii) based upon a review of readily available facts (as opposed to a full trial-type inquiry), by written opinion from independent legal counsel approved by the trustees; or (iii) by a majority of the trustees who are neither "interested persons" (as defined in the 1940 Act) of the Registrant nor parties to the matter, based upon a review of readily available facts (as opposed to a full trial-type inquiry). The rights accruing to any Person under these provisions shall not exclude any other right to which such Person may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted in the Registrant's Declaration of Trust or to which such Person may be otherwise entitled except out of the Trust Property (as defined in the Declaration of Trust). The rights of indemnification provided herein may be insured against by policies maintained by the Registrant. The trustees may make advance payments in connection with this indemnification, provided that the indemnified Person shall have given a written undertaking to reimburse the Registrant in the event it is subsequently determined that such Person is not entitled to such indemnification, and provided further that either: (i) such Person shall have provided appropriate security for such undertaking; or (ii) the Registrant is insured against losses arising out of any such advance payments; or (iii) either a majority of the trustees who are neither "interested persons" (as defined in the 1940 Act) of the Registrant nor parties to the matter, or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a trial-type inquiry or full investigation), that there is reason to believe that such Person will not be disqualified from indemnification.

      Pursuant to Article V Section 5.1 of the Registrant's Declaration of Trust, each holder of an interest in a series of the Registrant shall be jointly and severally liable with every other holder of an interest in that series (with rights of contribution inter se in proportion to their respective interests in the series) for the liabilities and obligations of that series (and of no other series) in the event that the Registrant fails to satisfy such liabilities and obligations from the assets of that series; provided, however, that, to the extent assets of that series are available, the Registrant shall indemnify and hold each holder harmless from and against any claim or liability to which such holder may become subject by reason of being or having been a holder of an interest in that series to the extent that such claim or liability imposes on the Holder an obligation or liability which, when compared to the obligations and liabilities imposed on other holders of interests in that series, is greater than such holder's interest (proportionate share), and shall reimburse such holder for all legal and other expenses reasonably incurred by such holder in connection with any such claim or liability. The rights accruing to a holder under the Registrant's Declaration of Trust shall not exclude any other right to which such holder may be lawfully entitled, nor shall anything contained herein restrict the right of the Registrant to indemnify or reimburse a holder in any appropriate situation even though not specifically provided herein. Notwithstanding the indemnification procedure described above, it is intended that each holder of an interest in a series shall remain jointly and severally liable to the creditors of that series as a legal matter. The liabilities of a particular series and the right to indemnification granted hereunder to holders of interests in such series shall not be enforceable against any other series or holders of interests in any other series.

      Section 9 of the Management Agreement between the Registrant and Neuberger Berman Management Inc. ("NB Management") provides that neither NB Management nor any director, officer or employee of NB Management performing services for the series of the Registrant at the direction or request of NB Management in connection with NB Management's discharge of its obligations under the agreement shall be liable for any error of judgment or mistake of law or for any loss suffered by a series in connection with any matter to which the agreement relates; provided, that nothing in the agreement shall be construed (i) to protect NB Management against any liability to the Registrant or any series thereof or its holders to which NB Management would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of NB Management's duties, or by reason of NB Management's reckless disregard of its obligations and duties under the agreement, or (ii) to protect any director, officer or employee of NB Management who is or was a trustee or officer of the Registrant against any liability to the Registrant or any series thereof or its holders to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person's office with the Registrant.

      Section 1 of the Sub-Advisory Agreement between the Registrant and Neuberger Berman, L.L.C. ("Sub-Adviser") provides that in the absence of willful misfeasance, bad faith or gross negligence in the performance of its duties, or of reckless disregard of its duties and obligations under the agreement, the Sub-Adviser will not be subject to liability for any act or omission or any loss suffered by any series of the Registrant or its security holders in connection with the matters to which the agreement relates.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "1933 Act"), may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.


ITEM  26.  BUSINESS  AND  OTHER   CONNECTIONS  OF  INVESTMENT   MANAGER  AND
----------------------------------------------------------------------------
           SUB-ADVISER
           -----------

      Information as to any other business, profession, vocation or employment of a substantial nature in which each director or officer of NB Management and each principal of the Sub-Adviser is, or at any time during the past two years has been, engaged for his or her own account or in the capacity of director, officer, employee, partner or trustee is incorporated herein by reference from
Item 28 in Part C of Post-Effective Amendment No. 27 to the Registration Statement on Form N-1A of Neuberger Berman Income Funds (1940 Act File No. 811-3802) as filed with the Securities and Exchange Commission on February 26, 1999.


ITEM 27.  PRINCIPAL UNDERWRITERS
--------------------------------

      Not Applicable.

ITEM 28.  LOCATION OF ACCOUNTS AND RECORDS
------------------------------------------

      All  accounts,  books and other  documents  required to be  maintained  by
Section 31(a) of the 1940 Act and the rules promulgated thereunder with respect to the Registrant are maintained at the offices of State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110, except for the Registrant's Declaration of Trust and By-laws, minutes of meetings of the Registrant's Trustees and investors and the Registrant's policies and contracts, which are maintained at the offices of the Registrant, 605 Third Avenue, New York, New York 10158.

ITEM 29.  MANAGEMENT SERVICES
-----------------------------

      Other than as set forth in Parts A and B of this Registration Statement, the Registrant is not a party to any management-related service contract.

ITEM 32.  UNDERTAKINGS
----------------------

      None.

                                   SIGNATURES


      Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment No. 7 to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereunto duly authorized in the City of NEW YORK and the STATE OF NEW YORK on the 24th day of February, 1999.

                                          INCOME MANAGERS TRUST



                                          By: /s/  STANLEY EGENER
                                              -------------------
                                              Stanley Egener
                                              Chairman of the Board

                              INCOME MANAGERS TRUST
                       REGISTRATION STATEMENT ON FORM N-1A

                                INDEX TO EXHIBITS

EXHIBIT                                                       SEQUENTIALLY
NUMBER                          DESCRIPTION                   NUMBERED PAGES
------                          -----------                   --------------

    (1)      (a)   Declaration of Trust of Income Managers          N.A.
                   Trust. Incorporated by Reference to
                   Amendment No. 4 to Registrant's
                   Registration Statement, File No.
                   811-7824, Edgar Accession No.
                   0000898432-96-000134.

             (b)   Schedule A - Current Series of Income            N.A.
                   Managers Trust. Incorporated by Reference to Amendment No. 6 to Registrant's
                   Registration Statement, File No.
                   811-7824, Edgar Accession No.
                   0000898432-98-000254.

    (2)      By-Laws of Income Managers Trust.  Incorporated        N.A.
             by Reference to Amendment No. 4 to Registrant's
             Registration Statement, File No. 811-7824,
             Edgar Accession No. 0000898432-96-000134.

    (3)      Voting Trust Agreement.  None.                         N.A.

    (4)      (a)   Declaration of Trust of Income Managers          N.A.
                      Trust, Articles V-IX. Incorporated by
                   Reference to Amendment No. 4 to
                   Registrant's Registration Statement, File        N.A.
                   No. 811-7824, Edgar  Accession No.
                   0000898432-96-000134.

             (b)   By-laws of Income Managers Trust Articles
                   V, VI and VIII.  Incorporated by
                   Reference to Amendment No. 4 to
                   Registrant's Registration Statement, File
                   No. 811-7824, Edgar Accession No.
                   0000898432-96-000134.

     (5)     (a)   (i)   Management Agreement Between Income        N.A.
                         Managers Trust and Neuberger Berman
                         Management Incorporated.
                         Incorporated by Reference to
                         Post-Effective Amendment No. 21 to
                         Registration Statement of Neuberger
                         Berman Income Funds, File Nos.
                         2-85229 and 811-3802, Edgar
                         Accession No. 0000898432-96-000117.

                   (ii)  Schedule A - Series of Income               N.A
                         Managers Trust Currently Subject to
                            the Management Agreement.
                         Incorporated by Reference to
                         Post-Effective Amendment No. 25 to
                         Registration Statement for
                         Neuberger Berman Income Funds, File
                         Nos. 2-85229 and 811-3802, Edgar
                         Accession No. 0000898432-98-000246.

EXHIBIT                                                       SEQUENTIALLY
NUMBER                          DESCRIPTION                   NUMBERED PAGES
------                          -----------                   --------------

                   (iii) Schedule B - Schedule of                    N.A
                         Compensation Under the Management
                         Agreement. Incorporated by
                         Reference to Post-Effective
                         Amendment No. 25 to Registration
                         Statement for Neuberger Berman
                         Income Funds, File Nos. 2-85229 and
                         811-3802, Edgar Accession No.
                         0000898432-98-000246.

             (b)   (i)   Sub-Advisory Agreement Between             N.A.
                         Neuberger Berman Management
                         Incorporated and Neuberger Berman,
                         L.P. with Respect to Income
                         Managers Trust.  Incorporated by
                         Reference to Post-Effective
                         Amendment No. 21 to Registration
                         Statement of Neuberger Berman
                         Income Funds, File Nos. 2-85229 and
                         811-3802, Edgar Accession No.
                         0000898432-96-000117.

                   (ii)  Schedule A - Series of Income              N.A.
                         Managers Trust Currently Subject to
                         the Sub-Advisory Agreement.
                         Incorporated by Reference to
                         Post-Effective Amendment No. 25 to
                         Registration Statement for
                         Neuberger Berman Income Funds, File
                         Nos. 2-85229 and 811-3802, Edgar
                         Accession No. 0000898432-98-000246.

                   (iii) Substitution Agreement among               N.A.
                         Neuberger Berman Management
                         Incorporated, Income Managers
                         Trust, Neuberger Berman, L.P. and
                         Neuberger Berman, LLC.
                         Incorporated by reference to
                         Post-Effective Amendment No. 5 to
                         Registrant's Registration
                         Statement, File No. 811-7824, EDGAR
                         Accession No. 0000898432-97-000183.

    (6)      Distribution Agreement.  None.                         N.A.

    (7)      Bonus, Profit Sharing or Pension Plans.  None.         N.A.

    (8)      (a)   Custodian Contract Between Income                N.A.
                   Managers Trust and State Street Bank and
                   Trust Company.  Incorporated by Reference
                   to Amendment No. 4 to Registrant's
                   Registration Statement, File No.                 N.A.
                   811-7824, Edgar Accession No.
                   0000898432-96-000134.

`            (b)   Agreement between Income Managers Trust
                   and State Street Bank and Trust Company
                   Adding Neuberger Berman High Yield Bond
                   Portfolio as a Portfolio Governed by the
                   Custodian Contract.  Incorporated by             N.A.
                   Reference to Amendment No. 6 to
                   Registrant's Registration Statement, File
                   No. 811-7824, Edgar Accession No.
                   0000898432-98-000254.

EXHIBIT                                                       SEQUENTIALLY
NUMBER                          DESCRIPTION                   NUMBERED PAGES
------                          -----------                   --------------
                   (d)   Schedule of Compensation under the         N.A.
                         Custodian Contract. Incorporated
                         by Reference to Post-Effective
                         Amendment No. 5 to Registrant's
                         Registration Statement, File No.
                         811-7824, Edgar Accession No.
                         0000898432-97-000183.

    (9)            (a)   Transfer Agency and Service                N.A.
                         Agreement Between Income Managers
                         Trust and State Street Bank and
                         Trust Company. Incorporated by
                         reference to Post-Effective
                         Amendment No. 5 to Registrant's
                         Registration Statement, File No.
                         811-7824, EDGAR Accession No.
                         0000898432-97-000183.

                   (b)   Agreement Between Income Managers          N.A.
                         Trust and State Street Bank and
                         Trust Company Adding Neuberger
                         Berman High Yield Bond Portfolio as
                         a Portfolio Governed by the
                         Transfer Agency and Service
                         Agreement. Incorporated by
                         Reference to Amendment No. 6 to
                         Registrant's Registration
                         Statement, File No. 811-7824, Edgar
                         Accession No. 0000898432-98-000254.

   (10)      Opinion and Consent of  Kirkpatrick &  Lockhart        N.A.
             LLP on Securities Matters. None.

   (11)      Opinions, Appraisals, Rulings and Consents:            N.A.
             None.

   (12)      Financial Statements Omitted from Prospectus.          N.A.
             None.

   (13)      Letter of Investment Intent.  None.                    N.A.

   (14)      Prototype Retirement Plan.  None.                      N.A.

   (15)      Plan pursuant to Rule 12b-1.  None.                    N.A.

   (16)      Schedule of Computation of Performance                 N.A.
             Quotations.  None.
   (17)      Financial Data Schedules.  Filed Herewith.             ____

   (18)      Plan pursuant to Rule 18f-3.  None.                    N.A.



                                      C-9